UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2015

Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087

Registrant’s telephone number, including area code

                                            N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2015 Spotlight Innovation Inc., (the “Company”) closed on an unsecured convertible promissory note (the “Note”) in the principal amount of $2,500,000 with The Greig Companies, Inc.  The Note has a maturity date of March 27, 2020, and bears interest at the rate of Prime plus five percent (5%) during the first 36 months, increasing to an interest of Prime plus six percent (6%) for the remaining 24 months.  The Note is convertible into shares of common stock of the Company at a price of $1.50 per share.

The Company also issued warrants (the “Warrants”) to purchase 250,000 shares of common stock of the Company to The Greig Companies, Inc.  The Warrants have a five year term and are exercisable into shares of common stock of the Company at the greater of $1.50 or fifty percent (50%) of the average closing bid price of the Company’s common stock during the 20 days immediately following exercise thereof.

The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit		Filed with this Current	Incorporated by reference
No.	Description	Report	Form	Filing Date	Exhibit No.

10.17	Convertible Promissory Note between Spotlight Innovation Inc. and The Greig Companies, Inc.	☒

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: April 3, 2015	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President